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                                                                   EXHIBIT 10.29



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of November 1, 2000, by and between GENOMIC SOLUTIONS INC., a Delaware corporation (the "Company"), and CHRISTINE M. ETHIER (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to continue the employment of the Executive, and the Executive desires to continue to be employed by the Company, on the terms and subject to the conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

         1.       Employment.

                  (a) The Company agrees to employ the Executive and the Executive accepts the employment, on the terms and subject to the conditions set forth below. During the term of employment hereunder, the Executive shall serve in an executive capacity and shall do and perform diligently all such services, acts and things as are customarily done and performed by an executive of a similar business, together with such other duties as may be requested from time to time by the Chief Executive Officer or the Board of Directors of the Company (the "Board").

                  (b) For her service as an officer and employee of the Company, the Executive shall be entitled to the full protection of the applicable indemnification provisions of the Third Amended and Restated Certificate of Incorporation and Bylaws of the Company, as they may be amended from time to time. The Company agrees that the Executive will be named as an additional insured under the Company's Directors' and Officers' Errors and Omissions Insurance during her employment hereunder.

         2.       Term of Employment.

                  Subject to the provisions for termination provided below, the term of the Executive's employment under this Agreement shall commence on the date of this Agreement and shall continue thereafter for a period of two (2) years.

         3.       Devotion to the Company's Business.

                  The Executive shall devote her entire productive time, ability and attention to the business of the Company during the term of this Agreement; however, the expenditure of reasonable amounts of time to various charitable and other community activities, or to the Executive's own personal investments and projects, provided the amount of time so devoted does not materially impair, detract or adversely affect the performance of the Executive's duties under this Agreement, shall not be deemed a breach of this Agreement.

         4.       Compensation.

                  (a) During the term of this Agreement, the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in Sections 4, 5 and 6 of this Agreement.


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                  (b) Base Compensation. As compensation for the services to be performed hereafter, the Company shall pay to the Executive, during her employment hereunder, a base salary (the "Base Salary") payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) at the annual rate of One Hundred Five Thousand Dollars ($105,000.00).

                  (c) Annual Salary Increase. Executive's salary shall be reviewed at least once annually and may be increased upon recommendation of the Compensation Committee and ratification of the Board.

                  (d) Incentive Compensation. The Board, in its sole and absolute discretion, may elect to pay the Executive one or more discretionary bonuses, at such times and in such amounts as the Board deems appropriate.

         5.       Benefits.

                  (a) Insurance. The Company shall provide to the Executive life, disability, medical, hospitalization and dental insurance for herself and eligible family members as may be determined by the Board to be consistent with industry standards.

                  (b) Benefit Plans. The Executive, at her election, may participate, during her employment hereunder, in all retirement plans, 401(K) plans and other benefit plans of the Company generally available from time to time to other executive employees of the Company and for which the Executive qualifies under the terms of the plans (and nothing in this Agreement shall or shall be deemed to in any way affect the Executive's right and benefits under any such plan except as expressly provided herein). The Executive's participation in and benefits under any plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

                  (c) Annual Vacation. Effective as of January 1 of each year hereunder, Executive shall be entitled to three (3) weeks of paid vacation time for such year. In the event that the Executive is unable for any reason to take the total amount of vacation time authorized herein during any year, the vacation time expires and shall not be applied to a subsequent year. Upon any termination of this Agreement for any reason whatsoever, unused paid vacation time to which Executive is entitled to in that year shall be paid on a pro rata basis to Executive within ten (10) days of such termination based on the Base Salary in effect on the effective date of such termination.

         6.       Reimbursement of Business Expenses.

                  The Company shall reimburse the Executive during the term of this Agreement for travel and other expenses reasonably and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursement to be paid hereunder as the Company shall reasonably request.

         7.       Termination of Employment.

                  (a) The Executive's employment under this Agreement may be terminated:


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                      (i) by the Executive at any time for any reason or for no
         reason upon not less than three months (3) months written notice;

                      (ii) by the Company at any time for any reason, without "cause", or for "cause" as defined below, without prior notice; and

                      (iii) upon the Executive's death.

                  (b) For purposes hereof, for "cause" shall mean the material breach of any provision of this Agreement by Executive, or any action of Executive (or Executive's failure to act), which, in the reasonable determination of the Board, involves malfeasance, fraud, or moral turpitude, or which, if generally known, would have a material adverse effect on the Company.

         8.       Compensation Upon Termination.

                  (a) In the event that the Company terminates the Executive's employment under this Agreement without "cause" pursuant to Section 7(a)(ii) hereof, the Executive shall be entitled to any unpaid Base Salary, and benefits accrued and earned by her hereunder up to and including the effective date of such termination, which shall be paid by the Company to the Executive within thirty (30) days of the effective date of such termination, and the Company shall pay the Executive monthly an amount equal to one-twelfth (1/12) of the Base Salary for a period of six (6) months (the "Severance Payment"), payable in accordance with the Company's usual pay practices. Notwithstanding the foregoing, the Company, in its sole discretion, may elect to make the Severance Payment to the Executive in one lump sum due within thirty (30) days of the Executive's termination of employment.

                  (b) In the event of termination of the Executive's employment under this Agreement for "cause" pursuant to Section 7(a)(ii), or if the Executive voluntarily terminates her employment hereunder, the Executive shall be entitled to no further compensation or other benefits under this Agreement, except only as to any unpaid Base Salary and benefits accrued and earned by her hereunder up to and including the effective date of such termination.

                  (c) In the event of death of the Executive, Executive's successors and assigns shall be entitled to a portion of any unpaid salary, bonus and benefits accrued and earned by her hereunder up to and including the effective date of such termination.

                  (d) Notwithstanding anything to the contrary in this Section 8, the Company's obligation to pay, and the Executive's right to receive, any compensation under this Section 8, shall terminate upon the Executive's breach of any provision of Section 11 hereof. In addition, the Executive shall promptly forfeit the Severance Payment from the Company under this Section 8, upon the Executive's breach of any provision of Section 11 hereof.

         9.       Treatment of Stock Options Upon Termination of Employment or
Death.

                  In the event of termination of the Executive's employment under this Agreement for "cause", any stock options to purchase the Company's stock, vested or unvested, shall be treated in accordance with the 1998 Stock Option Plan, as amended. In the event that the Company terminates the Executive's employment under this Agreement without "cause", any stock option to purchase the Company's stock may be exercised, but only to the extent it was otherwise exercisable on the termination date,




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within ninety (90) days after the date the Executive's employment was terminated. In the event of Executive's death, all unexpired stock options to purchase the Company's stock shall accelerate and immediately vest, and shall accrue as of the date of death and Executive's successors and assigns shall be entitled to exercise the unexpired options at any time within one year after the date of Executive's death. Notwithstanding anything to the contrary, such options to purchase the Company's stock shall be automatically forfeited upon the Executive's breach of any of the provisions of Section 11. Any stock option agreements between the Company and the Executive shall be amended to conform to the provisions of this Section 9.

         10.      Effect of the Company's Merger, Sale or Transfer of Assets.

                  In the event of any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), a sale, conveyance or disposition of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power is disposed of (other than the Company's sale of its common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended), the Company shall pay to the Executive, an amount equal to the sum of (a) the portion of any unpaid salary, bonus and benefits accrued and earned by Executive hereunder up to and including the effective date of such change in control; and
(b) an amount equal to six (6) months of the Executive's Base Salary. In addition, all unexpired stock options, granted to the Executive at least six (6) months prior to the change of control, shall immediately vest and become fully exercisable. Notwithstanding the foregoing, if Executive remains employed by the Company or is retained by the acquiring company, the Executive shall not receive the benefits provided in subsections (a) and (b) of this Section 9, but shall receive an amount equal to three (3) months of Executive's Base Salary and all unexpired stock options granted at least six (6) months prior to the change of control, shall immediately vest and become fully exercisable. Any stock option agreements between the Company and the Executive shall be amended to conform to the provisions of this Section 10.

         11.      Covenant Not To Compete and Confidentiality.

                  (a) The Executive acknowledges the Company's reliance and expectation of the Executive's continued commitment to performance of her duties and responsibilities under this Agreement. In light of such reliance and expectation on the part of the Company, the Executive agrees that:

                      (i) for a period commencing on the date of this Agreement and ending six (6) months after the expiration of the Executive's employment under this Agreement for any reason, the Executive shall not, directly or indirectly, engage in, or have an interest in or be associated with (whether as an officer, director, employee, consultant or otherwise) any entity which is engaged in any activity which is materially similar to or which is competitive with the activities then or at any time during the term of this Agreement conducted or actively proposed to be conducted by the Company, or any company owned or controlled by the Company or under common control with the Company ("Affiliate"), anywhere within the Detroit, Michigan and Ann Arbor, Michigan metropolitan area; and



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                      (ii) the Executive executed a separate Confidentiality
         Agreement upon commencing employment with the Company and hereby incorporates the duties and obligations of the Executive under such Confidentiality Agreement hereto.

                  (b) The Executive agrees and understands that upon breach of
Section 11(a)(i) and 11(a)(ii), any Severance Payment or payment of benefits due to Executive shall terminate immediately.

                  (c) The Executive agrees and understands that the remedy at law for any breach by her of this Section 11 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of the Executive's violation of any legally enforceable provision of this Section 11, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this
Section 11 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Section 11 which may be pursued or availed of by the Company.

         12.      Acknowledgement of Securities Rules and Restrictions.

                  The Executive acknowledges that shares of the Company's stock held by the Executive will be subject to the restrictions of Rule 144 of the Securities Act of 1933, as amended, which governs the public sale in ordinary trading transactions of "restricted securities" and of securities owned by affiliates.

         13.      No Conflicting Agreements.

                  The Executive represents and warrants that she is not a party to any agreements, contracts, understandings or arrangements, whether written or oral, in effect which would prevent her from rendering exclusive services to the Company during the term hereof, and that she has not made and will not make any commitment to do any act in conflict with this Agreement.

         14.      Arbitration.

                  Any dispute or controversy arising out of or relating to this Agreement shall be settled finally and exclusively by arbitration in the State of Michigan in accordance with the rules of the American Arbitration Association then in effect. Such arbitration shall be conducted by an arbitrator(s) appointed by the American Arbitration Association in accordance with its rules and any finding by such arbitrator(s) shall be final and binding upon the parties. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the Wayne County, Michigan Circuit Court for this purpose. Nothing contained in this Section 14 shall be construed to preclude the Company from obtaining injunctive or other equitable relief to secure specific performance or to otherwise prevent a breach or contemplated breach of this Agreement by the Executive as provided in Section 11 hereof.



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         15.      Notice.

                  All notices, requests, consents and other communications, required or permitted to be given hereunder to be given under this Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested addressed as follows:

                  If to the Company:

                           Genomic Solutions Inc.
                           4355 Varsity Drive, Suite E
                           Ann Arbor, Michigan  48108
                           Attn:  Chief Executive Officer

                  If to the Executive:

                           Christine M. Ethier

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                  In all events, with a copy to:

                           Jaffe, Raitt, Heuer & Weiss,
                             Professional Corporation
                           One Woodward Avenue, Suite 2400
                           Detroit, Michigan  48226
                           Attn:  Peter Sugar

         16.      Miscellaneous.

                  (a) The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

                  (b) The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Agreement shall inure to the benefit of, and shall be binding upon, the Executive and her heirs, personal representatives and assigns. This Agreement is personal to Executive and she may not assign her obligations under this Agreement in any manner whatsoever.

                  (c) The failure of any party to enforce any provision or protections of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

                  (d) This Agreement supersedes all agreements and understandings between the parties and may not be modified or terminated orally. No modification,



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termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

                  (e) This Agreement shall be governed by and construed according to the laws of the State of Michigan.

                  (f) Captions and section headings used herein are for convenience and are not a part of this Agreement and shall not be used in construing it.

                  (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the date first written above.

EXECUTIVE:                             The Company:
                                       GENOMIC SOLUTIONS INC.,
                                       a Delaware corporation



/s/ Christine M. Ethier                By:  /s/ Jeffrey S. Williams
Christine M. Ethier                          Jeffrey S. Williams, President and
                                              Chief Executive Officer




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